Exhibit 10.61

Certain information identified by “[***]” has been excluded from the exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

SECOND AMENDMENT TO SPONSORSHIP AGREEMENT
This Second Amendment to the Sponsorship Agreement (this “Second Amendment”) amends, modifies, and supplements the Sponsorship Agreement between Global Cash Access, Inc., with its principal place of business located at 7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada, 89113 (“Company”) and Prosperity Bank, successor by merger to American State Bank, having a place of business at 1401 Avenue Q, Lubbock, Texas 79401 (“Bank”), dated as of February 11, 2011 (the “Original Agreement”), which was subsequently amended by that First Amendment to Sponsorship Agreement (the “First Amendment”) (the Original Agreement, the First Amendment, and this Second Amendment together, the “Agreement”). This Second Amendment is made and entered into as of this 10th day of September 2013 (the “Amendment Effective Date”). Company and Bank are each referenced herein as a “Party” and together, the “Parties.” Unless otherwise noted, capitalized terms herein shall have the same meaning as in the Original Agreement.
RECITALS
A.Company and Bank now desire to amend the Original Agreement again to expand products and services as provided in Section 2.7 “Limited Authority of Company/Use of Terminals” of the Original Agreement and Section 2.1 of Addendum A to the First Amendment to include the facilitation of Gaming Activity, as defined in 1.22 of the Agreement.

B.Company and Bank have received legal opinions from Company’s attorneys confirming the legality of the contemplated iLottery Transactions (described below), including the legality of such transactions under Minnesota state law, subject to the assumptions and qualifications contained therein.

AGREEMENT

In consideration of the foregoing recitals, Company and Bank hereby agree as follows:

1.The parties agree that the Recitals above constitute contractual provisions of this Agreement and are incorporated herein for all purposes.

2.Company agrees that its execution of this Second Amendment shall evidence its written consent to the assignment of the Original Agreement from American State Bank to Prosperity Bank in satisfaction of any requirement, including without limitation, any requirement in Section 6.17 of the Original Agreement, for such written consent. Prosperity Bank hereby assumes all rights and duties of Bank under the Original Agreement as amended by the First Amendment, and as further modified and supplemented by this Second Amendment.

3.This Second Amendment shall be effective as of the Amendment Effective Date.

4. Section 1.61 of the Original Agreement is deleted m its entirety and replaced with the following:

1.6 “Transaction(s)” means one or more transactions that are initiated by a Cardholder through the use of a Card at a Terminal or Virtual Terminal, which include, but are not limited to, ATM Transactions, Quasi-Cash Transactions, iLottery Transactions, cash withdrawals or disbursements, balance inquiries, and/or such other transactions types approved by the Parties in writing, and performed in accordance with applicable Rules and Regulations; provided, however, that the parties agree that the definition of “Transaction” in the Second Amendment shall continue to apply to the Processing Services described in the Second Amendment but defined in the Original Agreement..

5. The following definition is added to the Original Agreement as item 1.62:

1.62 “iLottery Transaction(s)” means one or more online point of sale transactions that are initiated by a Cardholder through the use of a Card at a Virtual Terminal to fund the iLottery Account(s) (as defined herein) and approved by Bank in accordance with the terms and conditions of this Agreement (as amended).

6. The following definition is added to the Original Agreement as item 1.63:

1.63 “Virtual Terminal” means a computer or other internet accessible device used by a Cardholder to initiate one or more iLottery Transactions.

7. Section 2.7 of the Agreement is deleted in its entirety and replaced with the following:

SECTION 2.7 - Limited Authority of Company/Use of Terminals

(a) Bank has herein agreed to register or sponsor Company as an ISO for the sole purpose of enabling Company to deploy Terminals and conduct Transactions across the Networks. Company agrees to limit the use of the Terminals to the specific functions which are included within the definition of ATM Transactions.

(b) Notwithstanding the ISO registration or sponsorship, Company shall have no authority to act for or on behalf of Bank in any way or manner except for fulfilling the Network requirements for being a sponsored ISO, including the execution of the ATM Operator Agreements for and on behalf of Bank as more particularly described in Section 2.2(a). In all other respects and in dealing with all other Persons and entities, this Agreement shall be construed whereby, (1) Bank has no relationship with nor interest in Company, its business, the Terminals or the Terminal activities of Company, (2) Company has no relationship with nor interest in Bank, its business, its Terminals, or its Terminal activities, and (3) Company shall not be an Agent for Bank and shall have no authority to obligate Bank to any

Person or entity nor to otherwise act for and on behalf of Bank in any way or manner.

(c) Upon execution of the First Amendment, Bank registered Company as a Third Party Processor with certain Networks. Except with respect to ATM Services, Company is not authorized to provide and shall not provide any Processing Services for Transactions. Unless Company is providing Processing Services as provided in the First Amendment, Company shall not conduct Transactions, nor allow Transactions to be conducted at any Terminal except when the Processing Services are being provided by a Processor who is fully approved by and in good standing with Bank and with each Network. Company shall notify Bank in advance of each Processor it plans to use and will authorize the Processor to release Company’s Terminal information to Bank.

(d) The relationship between Company and Bank shall be and at all times remain an independent contractor, and nothing herein contained shall be construed or inferred to create the relationship of employer and employee, partnership, joint venture partner, agency, consultant or any other relationship between Bank and Company.

8.Section 3.2 is deleted in its entirety and replaced with the following:

SECTION 3.2 - Terminal Sponsorship

Bank shall sponsor the Company and those Affiliates of the Company approved separately by Bank with respect to each Transaction and each Terminal deployed by Company or such Affiliates for Transactions and ATM Services which are conducted in accordance with this Agreement with each Network in which Bank holds a membership. To the extent Bank engages any Third Party to carry out any of its obligations under this Agreement, Bank shall be fully responsible for all of the acts and omissions of any such Third Party. Bank shall maintain dedicated BINs and ICAs solely for Company and its Affiliates with respect to the sponsorship services being provided under this Agreement.

9.Schedule A of the Agreement is hereby modified to add the following as item G:

G. Per transaction Fee for iLottery Transactions - [***]

10.Company will, upon terms and conditions not inconsistent with the terms and conditions of this Agreement, provide a secure payment solution that will allow a Cardholder to fund one or more accounts maintained by Company or a state lottery approved by Bank, and from which account(s) a Cardholder can purchase lottery tickets or subscriptions (the “iLottery Account(s)”). The iLottery Accounts are being established pursuant to agreement between the Company and [***] and pursuant to which the Company is acting as a subcontractor to [***], in turn, will provide certain technological, infrastructure and operational services to the State of Minnesota’s online lottery and other state lotteries as approved below. Company will provide a secure payment solution allowing for identification and authorization of the Cardholder with respect to the iLottery Transactions. Company will only facilitate the funding of the iLottery Accounts. Company will not be involved in the actual placing of the Cardholder’s bet or purchase of the lottery ticket or subscriptions.

11.It is anticipated by the parties that from time to time Company may provide its payment facilitation services for additional state lotteries besides the Minnesota state lottery; provided, however, that Company shall not engage to provide its services for any state lottery other than the Minnesota state lottery without prior written consent from Bank. Upon Bank’s providing such written consent, this Agreement will be deemed automatically amended to add such additional state lottery-but only that additional state lottery specified in such written consent--to the description of the services provided by Company upon the same terms and conditions of the Agreement without the necessity of a formal amendment to this Agreement.

12.It is anticipated by the parties that Company may at some time following execution of this Second Amendment provide its payment facilitation services for consumer credit card transactions as well as consumer debit card transactions; provided, however, that Company shall not engage in any such consumer credit card transactions without prior written consent from Bank, which for the avoidance of doubt, will take the form of a formal written amendment to this Agreement executed by authorized representatives of both parties.

13.Company specifically agrees that it will not present any iLottery Transaction to any Network until such transactions are approved by both Bank and the applicable Network(s).

14.Insurance.    Section 2.6(c)(ii) of the Original Agreement and Section 2.9 of the First Amendment are hereby deleted in their entirety and replaced by the following:

For and during the term of this Agreement, Company shall secure and maintain at its own expense insurance of the type and in the amounts set forth below. Such insurance shall cover all services of whatever type performed by Company under this Agreement, including without limitation, all ATM Services, Processing Services, and all services performed by Company related to the iLottery Transactions and iLottery Accounts.

1)Professional Liability, including Technology Errors and Omissions insurance covering the effects of errors and omissions in the performance of professional duties and network security/data protection liability insurance (also called “cyber liability”) covering liabilities for financial loss resulting or arising from acts, errors, or omissions, in connection with the services provided under this Agreement and including without limitation the following:

a.violation or infringement of any right of privacy, including breach of security/privacy laws or regulations;

b.    data theft, damage, unauthorized disclosure, destruction, or corruption, including without limitation, unauthorized access, unauthorized use, identity theft, theft of personally identifiable information or confidential corporate information in whatever form, transmission of a computer virus or other type of malicious code; and participation in a denial of service attack on third party computer systems;

with a minimum limit of [***] for each occurrence and in the aggregate associated with any and all services performed under this Agreement.

2)Commercial General Liability insurance in an amount of not less than [***] per occurrence, subject to a [***] aggregate, covering bodily injury (including death), personal injury, property damage including without limitation, all contractual liability for such injury or damage assumed by Company under this Agreement and including products/completed operations coverage. This policy shall include products/completed operations coverage.

3)Workers Compensation insurance written according to the statutory laws in which Company reports payroll. This policy shall include Employers’ Liability in an amount of not less than [***] for Injury by Accident and Bodily Injury by Disease.

4)Commercial Property insurance protecting Company’s premises at a minimum against fire, extended coverage (including windstorm), vandalism, and theft. This policy shall include loss adjustment based on replacement value of the damaged property in the event of a loss.

5)Commercial Automobile Liability Insurance to include owned, non-owned, leased and hired vehicles and coverage for Property Damage and Bodily Injury, combined single limit: [***].

Such insurance must explicitly address all of the foregoing without limitation if caused by an employee of the Company or an independent contractor working on behalf of the Company in performing Services under this Agreement. Policy must provide coverage for wrongful acts, claims, and lawsuits anywhere in the world. Data protection insurance must include contractual liability coverage for the confidentiality/data breach indemnity requirement in the Agreement Section 6.2 for civil liability, regulatory investigations, and notification costs resulting from a breach of confidentiality or breach of security by or on behalf of the Company.

Such insurance shall be with an insurance provider/underwriter with at least an A rating as defined by A.M. Best Company. Promptly following execution of this Agreement and annually thereafter, Company shall deliver a Certificate of Insurance evidencing the insurance policy to Prosperity Bank naming Prosperity Bank as an additional insured under (i) the General Liability insurance policy, and, (ii) Technology Errors and Omissions insurance policy, if permissible under the terms and conditions of such policy.

Such insurance policies shall also contain a covenant by the issuing company that at least 30 days’ advance written notice will be provided to Prosperity Bank prior to cancellation, non-renewal, or material modification to limits or coverage and contain a waiver of subrogation in favor of Prosperity Bank, its agents and employees. At Bank’s request, Company will provide Bank with a current copy of such policy(ies). Such policy(ies) must be kept in force during the life of this Agreement and until the later of one (1) year after expiration or termination of this Agreement or the final settlement or final determination by any appellate court having jurisdiction of any litigation pending or existing at expiration or termination of this Agreement.

The Parties further agree that as of the execution of this Agreement, Company may not have errors and omissions coverage in the total amount of [***] as required by this Section 14 but instead only have errors and omissions coverage in the amount of [***]. In such event, Company will obtain additional errors and omissions coverage so that its total errors and omissions coverage will amount to [***] by April 1, 2014.

15.The Parties agree that Company is responsible for the performance of any subcontractors or agents it engages to provide services for iLottery Transactions under this Second Amendment, and Company shall ensure that any such subcontractors and agents comply with all applicable terms and conditions of the Agreement, including this Second Amendment. Company agrees that, notwithstanding anything else to the contrary in this Agreement, and for the avoidance of doubt, Company hereby agrees to indemnify, defend, protect, and hold harmless Bank, its shareholders, officers, directors, employees and agents, and each of them, from and against any and all claims, suits, liabilities, and demands, and any and all costs, damages, losses, and expenses of every kind, including but not limited to, interest, penalties, attorneys’ fees, accountants’ fees, and expert witness fees, and disbursements, known or unknown, contingent or otherwise, arising from or relating to the acts, omissions and representations of its subcontractors and agents in performing their duties and obligations relating to the iLottery Transactions under this Agreement.

16.Miscellaneous Provisions.

a.Due Authorization. This Second Amendment has been duly and validly authorized, executed and delivered by each Party hereto and no other action by such Party is required to the valid and binding execution, delivery and performance of this Second Amendment by such Party, except as otherwise expressly set forth herein. Each person signing this Second Amendment on behalf of a Party hereto represents and warrants that it is duly authorized to do so.

b.Entire Agreement. The Agreement and this Second Amendment, between the parties, constitutes the entire agreement between the parties hereto regarding the subject matter contained herein and supersedes any and all prior and/or contemporaneous negotiations, agreements, understandings between the parties with respect to the subject matter hereof.

c.Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement. A facsimile or electronic copy of this Agreement properly signed by an authorized representative of each Party shall constitute a valid original for purposes of this Agreement.

17.Survival. Expiration or termination of this Agreement will not release either Party of its respective obligations of payment for products actually delivered or services actually. performed prior to date of termination notice, or any applicable warranty, intellectual property rights, governing law, notices, disputes or waiver of jury trial, or from the confidentiality or indemnity provisions of this Agreement.

This Second Amendment is intended to be a modification of the Original Agreement as amended by the First Amendment. Except as expressly modified herein, the Original Agreement as modified by the First Amendment shall remain in full force and effect. In the event of a conflict between the terms of this Second Amendment and the Original Agreement as modified by the First Amendment, this Second Amendment shall control.

IN WITNESS WHEREOF, this Second Amendment has been duly executed and delivered by the duly authorized officers of the parties set forth below.

9/11/13	PROSPERITY BANK
Date	By:	/s/ Jamie Bigley
	Name:	Jamie Bigley
	Title:	Senior Vice President

9/11/13	Global Cash Access, Inc.
Date	By:	/s/ David Lopez
	Name:	David Lopez
	Title:	CEO